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Exhibit 10.2

AMENDMENT NO. 1
(Effective July 1, 2004)

THE HOME DEPOT, INC.
AMENDED AND RESTATED
EMPLOYEE STOCK PURCHASE PLAN
(As Amended and Restated Effective July 1, 2003)

        WHEREAS, The Home Depot, Inc. (the "Company") adopted The Home Depot, Inc. Amended and Restated Employee Stock Purchase Plan effective July 1, 2003 (the "Plan") and the Compensation Committee of the Company's Board of Directors (the "Committee") approved the Plan on March 26, 2003; and

        WHEREAS, the Company desires to further amend the Plan to eliminate the purchase price look-back feature of the Plan; and

        WHEREAS, said amendment was approved by the Committee at its November 20, 2003 meeting; and

        WHEREAS, the Committee authorized and directed the Company's Executive Vice President-Human Resources to execute this amendment to the Plan on the Company's behalf,

        NOW, THEREFORE, BE IT:

        RESOLVED, that Section 3(u) of the Plan is amended, effective July 1, 2004, to read as follows:

    "Purchase Price" means an amount equal to 85% of the Fair Market Value of a Share on the Purchase Date.

        In all other respects, the Plan is hereby confirmed and ratified in its entirety.

        Executed this 23rd day of November, 2003 but effective as of July 1, 2004.

THE HOME DEPOT, INC.
By:	/s/ DENNIS M. DONOVAN Dennis M. Donovan Executive Vice President-Human Resources

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  Exhibit 10.2